EXHIBIT 10.1

CONFLICT OF INTEREST AGREEMENT

AGREEMENT dated this 30th day of December 2014, by and between MetaSolutions, Inc. (hereinafter “MetaSolutions”), a Nevada corporation, with offices located at 34 Randall Avenue Suite 100, Lynbrook New York 11563 and Peter McGoldrick, President of MetaSolutions.

The parties hereto agree and acknowledge that by virtue of Peter McGoldrick’s other business activities as described in MetaSolutions’ Form S-1 Registration Statement, certain potential conflicts of interest may arise.

In an effort to resolve such potential conflicts of interest, we have entered into this written agreement with Peter McGoldrick:

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any business opportunities that Peter McGoldrick may become aware of independently or directly through his association with us would be presented by him solely to us;

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any business opportunities disclosed to Peter McGoldrick by the management of other entities would not be presented by him to us if so requested by them;

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any business opportunities disclosed to Peter McGoldrick by us would not be presented by him to any other entity, unless and until we passed upon same; and

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in the event that the same business opportunity is presented to Peter McGoldrick by both us and any other business entity, he shall only render his services to the business entity that first disclosed such business opportunity to her.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 30th day of December 2014.

METASOLUTIONS, INC.

By: /s/ Peter McGoldrick

Peter McGoldrick, President

By: /s/ Peter McGoldrick

Peter McGoldrick, Individually